Exhibit 23

[LETTERHEAD OF MOSS ADAMS]

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (Form S-8, No. 333-212029 and No. 333-152928, and Form S-3, No. 333-224861) of First Financial Northwest, Inc. of our report dated March 11, 2022, with respect to the consolidated financial statements of First Financial Northwest, Inc. and Subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Moss Adams LLP

Everett, Washington
March 11, 2022